For Immediate Release

NEWS RELEASE

Contact:
Jeff Freedman, Investor Relations
investorrelations@ecostim-es.com
281-531-7200

Eco-Stim Energy Solutions Announces Management Transition

HOUSTON, TX and NEUQUEN CITY, ARGENTINA - 07/19/17 - Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced today that Barry Ekstrand, the Company’s Senior Vice President of Operations - North America, has been promoted to Chief Operating Officer effective August 1, 2017. Barry assumes this new role after helping the Company to successfully complete the recent start-up of operations in Oklahoma and after more than 35 successful years of industry experience, including extensive tenure at Halliburton, Weatherford and Key Energy Services. Barry’s experience in well completions is extensive, with deep application knowledge of the services and chemistries used as well the operational efficiencies needed to remain competitive when times are difficult.

Simultaneously, Bobby Chapman, the Company’s current Chief Operating Officer will be stepping down from that role while remaining a member of the Company’s executive team as Vice President of Corporate Development and M&A. During Bobby’s tenure as the COO, the Company has successfully completed the start of operations in Argentina, established a solid reputation in that market, introduced new technology and started-up another operation in Oklahoma. EcoStim is pleased that Bobby will continue with the Company, allowing Mr. Ekstrand and the Company to leverage off his deep industry experience and relationships.

J. Chris Boswell, EcoStim’s President and Chief Executive Officer commented, “I first want to thank Bobby Chapman for his leadership in guiding the company from the COO seat over the past three years. It is a real pleasure to work with Bobby. I feel the same way about Barry Ekstrand who has shown that he is very capable of leading the Company’s operations, even during the few months that he has been at EcoStim. He has my full confidence and has helped Bobby to build an outstanding team in Oklahoma. Barry also has deep industry relationships that have already resulted in attracting great talent and new potential customers to the Company. I look forward to working with Bobby and Barry in their new roles.”

About EcoStim Energy Solutions, Inc.

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology Company providing well stimulation and completion services and field management technologies to oil and gas producers. EcoStim’s methodology and technology offers the potential in high cost regions to decrease the number of stages stimulated in shale plays through a process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions and surface footprint. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements:

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.###